                                                                      EXHIBIT 21

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
SUBSIDIARY                                                    JURISDICTION
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
Action International Marketing Services Limited               England
Alchemy Pharmaceuticals Pty. Limited                          Australia
AR-MED Limited                                                England
Automated Revenue Management, Inc.                            Ohio
Benefit Canada Medico-Economic Studies, Inc.                  Canada
Benefit Holding, Inc.                                         North Carolina
Benefit Research Italia S.r.l.                                Italy
Benefit Transnational Holding Corp.                           North Carolina
Benefit, Inc.                                                 North Carolina
BRI International Holdings N.V.                               Belgium
BRI International Limited                                     England
BRI International N.V.                                        Belgium
ClinData International (PTY) Limited                          South Africa
Envoy Corporation                                             Tennessee
Envoy/Express Bill, Inc.                                      Tennessee
G.D.R.U. Limited                                              England
Healthcare Data Interchange Corporation                       Delaware
Histological Services Limited                                 England
Innovex (Australia) Pty Limited                               Australia
Innovex (Benelux) BV                                          Holland
Innovex (Biodesign) GmbH                                      Germany
Innovex (DCCG) Holdings Pty. Limited                          Australia
Innovex (North America) Inc.                                  Delaware
Innovex Spain S.L.                                            Spain
Innovex (UK) Limited                                          England
Innovex Belgium NV                                            Belgium
Innovex Brasil Limitada                                       Brazil
Innovex DAS, Inc.                                             North Carolina
Innovex GmbH                                                  Germany
Innovex Holdings Limited                                      England
Innovex Limited                                               England
Innovex Medcom Marketing Group                                New Jersey
Innovex Merger Corp.                                          North Carolina
Innovex Nordic AB                                             Sweden
Innovex Overseas Holdings, Ltd./Limited                       England
Innovex SA                                                    France
Innovex S.r.l.                                                Italy
Innovex South Africa PTY Limited    [f/k/a PPMS]              South Africa
Innovex Staff Services. S.r.l.                                Italy
Innovex Turkey S.A.                                           Turkey
Laboratorie Novex Pharma Sarl                                 France
Lewin-TAG, Inc.                                               California
McPharma (Pty) Limited                                        South Africa
Medical Action Communications Limited                         England
Medical Alliances Pty. Limited                                Australia
Medical Informatics KK                                        Japan
Medical Technology Consultants                                England
Medicines Control Consultants Pty Limited                     South Africa
Meditrain Services BV                                         The Netherlands
MedLab (Pty) Limited                                          South Africa
Minerva Ireland Limited                                       Ireland
Minerva Medical Limited                                       United Kingdom
National Electronic Information Corporation                   Tennessee
Nexan PLC                                                     England
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

Novex Pharma Ltd.                                             England
Penderwood Limited                                            England
PharmaBio Development, Inc.                                   North Carolina
Pharma Informatics, Inc.                                      Delaware
Phytotherapy Pty. Ltd.                                        South Africa
PMSI Database Services, Inc.                                  Delaware
PMSI Finance Limited                                          Delaware
PMSI Holdings Limited                                         Delaware
PMSI Limited                                                  England
PMSI Scott-Levin, Inc.                                        Delaware
Professional Office Systems, Inc.                             District of Columbia
QED Communications, Inc.                                      New York
QFinance, Inc.                                                Delaware
Quintiles (Israel) Ltd.                                       Israel
Quintiles (UK) Limited                                        England
Quintiles AB                                                  Sweden
Quintiles Argentina S.A.                                      Argentina
Quintiles Asia, Inc.                                          North Carolina
Quintiles Benefit France SNC                                  France
Quintiles Australia Pty. Limited                              Australia
Quintiles Brasil Ltda.                                        Brazil
Quintiles BV                                                  The Netherlands
Quintiles Canada, Inc.                                        Canada
Quintiles Cardiac Alert Limited                               England
Quintiles Clindepharm (Pty.) Limited                          South Africa
Quintiles East Asia Pte. Limited                              Singapore
Quintiles England Limited                                     England
Quintiles European Holdings Limited                           England
Quintiles Finance Limited BV                                  The Netherlands
Quintiles GesmbH Ltd.                                         Austria
Quintiles GmbH                                                Germany
Quintiles Holdings Limited                                    England
Quintiles Holdings SNC                                        France
Quintiles Hong Kong Limited                                   Hong Kong
Quintiles Hungary Ltd.                                        Hungary
Quintiles, Inc.                                               North Carolina
Quintiles Ireland (Finance) Limited                           Ireland
Quintiles Ireland Limited                                     Ireland
Quintiles Laboratories Limited                                North Carolina
Quintiles Latin America, Inc.                                 North Carolina
Quintiles Medical Development (Shanghai)
      Company Limited                                         China
Quintiles Mexico, S. de R.L. de C.V.                          Mexico
Quintiles Mauritius Holdings, Inc.                            Mauritius
Quintiles NV/SA                                               Belgium
Quintiles Oak Grove, Inc.                                     North Carolina
Quintiles Oy                                                  Finland
Quintiles Pacific, Inc.                                       North Carolina
Quintiles Philippines, Inc.                                   Philippines
Quintiles Poland Sp. Zoo                                      Poland
Quintiles Quality Regulatory Alliance, Inc.                   Virginia
Quintiles s.l.                                                Spain
Quintiles, S.r.l.                                             Italy
Quintiles Scotland Limited                                    England
Quintiles Scott-Levin, Inc.                                   Delaware
Quintiles South Africa (Pty.) Limited                         South Africa
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

Quintiles Spectral Ltd.                                       India
Quintiles Taiwan Limited                                      Taiwan
Quintiles Technologies, Inc.                                  North Carolina
Quintiles Thailand Ltd.                                       Thailand
Quintiles Transnational Corp.                                 North Carolina
Quintiles Transnational Japan KK                              Japan
Quintiles Uruguay S.A.                                        Uruguay
Royce Recruitment Limited                                     England
Servicios Clinicos, S.A. de C.V.                              Mexico
Simirex Inc.                                                  New Jersey
Simirex International                                         New Jersey
SMG Marketing Group, Inc.                                     North Carolina
Source Informatics European Finance, Inc.                     Delaware
Source Informatics European Holdings LLC                      Delaware
Source Informatics European Holdings, Inc.                    Delaware
Strategic Medical Publishing Limited                          England
Synapse Pharmaceuticals Pty. Limited                          Australia
Synergy Health Care, Inc.                                     Delaware
The Clinical Research Foundation (UK) Ltd.                    England
The Lewin Group, Inc.                                         North Carolina
The MSM Group, Inc.                                           Delaware
The Royce Consultancy                                         Scotland
Transforce, S.A. de C.V.                                      Mexico
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